                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


                      SUBSIDIARY                                JURISDICTION
               Altek Industries Corp.*                          New York

               Transmation Singapore Pte. Ltd.                  Singapore

               Transmation (Canada) Inc.                        Canada

               Transcat, FSC                                    U.S. Virgin Islands

               Transmation Australia Pty. Ltd.                  Australia


        *  acquired April 3, 1996


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